CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement  No. 024-10363 of Steuben Trust Corporation on Post Qualification Amendment No. 8 to Form 1-A, of our report dated February 12, 2019 on the consolidated financial statements of Steuben Trust Corporation.

Crowe LLP

Livingston, New Jersey

March 21, 2019